UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

AVIDITY BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

NOVARTIS AG

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Novartis AG

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Avidity Biosciences, Inc.

Commission File No.: 001-39321

The following is a message sent to employees of Avidity Biosciences, Inc. (“Avidity”) on January 12, 2026 related to the potential acquisition of Avidity by Novartis AG.

Organizational Update

Monday, 12 January

Hi everyone,

I hope you had a wonderful holiday break and that you had the opportunity to recharge for the year ahead. We have continued to make progress on our transaction, and I would like to share an organizational update with you regarding our plans for Avidity as we move toward closing.

I am pleased to share that, following the closing of the proposed transaction, Stephen Moran, will be appointed Managing Director of Avidity Biosciences. As part of his on-boarding, Stephen will be visiting you this week and looks forward to meeting you and introducing himself.

Stephen brings deep experience in leading complex organizations and novel platform technologies, most recently as lead of the Novartis Radioligand Therapy Platform. He has helped us deliver a number of major milestones, uniting diverse teams and stakeholders to advance clear strategies and long-term objectives. We believe Stephen's track record will help Avidity and Novartis to successfully navigate the transition ahead and deliver on our goal to bring breakthrough therapies to patients. Following deal close, Stephen will work closely with the Avidity leadership team to preserve what makes Avidity unique and position it for its next chapter as part of Novartis.

Stephen will be joining Sarah Boyce for a Fireside Chat on Tuesday, along with Ivanna Ratner, our People & Organization lead for the transaction. Unfortunately, Rob Kowalski, our Chief People and Organization Officer, is unable to join you in person on Tuesday, due to a last-minute change in his schedule. However, he looks forward to connecting with all of you virtually later this week to answer your questions and give you some insight into the Novartis culture.

Until closing, it is very important we remember that Avidity and Novartis remain separate and independent companies. There is no change to your current structure or reporting lines and your focus should remain fully on delivering your programs for patients. We remain committed to ensuring business continuity and maintaining Avidity’s scientific excellence. Ensuring the progress of your programs for the benefit of patients will continue to guide our strategic ambitions.

We deeply respect what you have built at Avidity - the AOC platform, your pipeline, and the culture that underpins it all. Our goal is to build on and strengthen that foundation, with transparency and stability, as we go forward together through the transition and beyond.

Sincerely,

Vas

Additional information and Where to Find It

In connection with the spin-off or sale of Atrium Therapeutics, Inc. (“SpinCo”) and the merger by which Novartis AG (“Novartis”) will indirectly acquire all outstanding shares of Avidity Biosciences, Inc. (“Avidity”) (the “Transactions”), Novartis, Avidity and SpinCo intend to file relevant documents with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement to be filed by Avidity. The definitive proxy statement and proxy card will be delivered to the stockholders of Avidity in advance of the special meeting relating to the Transactions. This document is not a substitute for the proxy statement or any other document that may be filed by Avidity with the SEC. AVIDITY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND AVIDITY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Avidity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Avidity make available free of charge at the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings, respectively, copies of documents they file with, or furnish to, the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy. Novartis, Avidity and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Avidity in connection with the Transactions. Information regarding the special interests of these directors and executive officers in the Transactions will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on January 31, 2025. Security holders may obtain information regarding the names, affiliations and interests of Avidity’s directors and executive officers in Avidity’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2025. To the extent the holdings of Avidity’s securities by Avidity’s directors and executive officers have changed since the amounts set forth in Avidity’s definitive proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and Avidity’s website at investors.aviditybiosciences.com/sec-filings. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” “on track,” or similar terms, or by express or implied discussions regarding the proposed acquisition of Avidity and Avidity’s related spin-off or sale of SpinCo, the expected timetable for completing each of the proposed Transactions, the composition of the assets and liabilities to be held by SpinCo and Avidity following the spin-off or sale, SpinCo’s cash balance, potential marketing approvals, new indications or labeling for Avidity’s product candidates, Avidity’s platform and preclinical assets, or potential future revenues from Avidity’s product candidates. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Avidity’s investigational products will be submitted or approved for sale or for any additional indications or labeling in any market, or at any particular time, or that Avidity’s approach to the discovery and development of product candidates based on its AOC™ platform will produce any products of commercial value. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding Avidity, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the sale of certain of SpinCo’s assets pursuant to a third party right of first negotiation; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis and/or Avidity’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis AG’s most recent Annual Report on Form 20-F for the year ended December 31, 2024, Avidity’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www.sec.gov. Novartis is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except to the extent required by law.